                                                                    EXHIBIT 21.1

                                    STATE OF
                                 INCORPORATION/          NAME UNDER WHICH
  NAMES OF SUBSIDIARIES           ORGANIZATION           BUSINESS IS DONE
--------------------------       --------------       -----------------------

1. Camden Operating L.P.            Delaware          Camden Operating L.P.

2. Camden Subsidiary, Inc.          Delaware          Camden Subsidiary, Inc.

3. Camden Subsidiary II, Inc.       Delaware          Camden Subsidiary II, Inc.
